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                                                                    Exhibit 10.3

                      RELEASE AND WAIVER OF EMPLOYMENT AND
                        TERMINATION OF EMPLOYMENT CLAIMS

         This Release and Waiver of Employment and Termination of Employment Claims (hereinafter the "Release") is made and entered into by Michael A. Khouri (hereinafter the "Khouri"), in favor of American Commercial Barge Line LLC, a Delaware limited liability company with a business address of 1701 East Market Street, Jeffersonville, Indiana 47130 and all parent, related, affiliated and subsidiary companies, and all their predecessors, successors, employees, officers, directors, interest holders, representatives, assigns, agents, insurers and employee benefit programs and the trustees, administrators, fiduciaries and insurers of such benefit programs (collectively, the "Company").

                                    RECITALS

         (1) The Company and Khouri have mutually agreed that Khouri's active employment with the Company shall end on June 30, 2002

         (2) In recognition of Khouri's service to the Company, and in exchange for the release and waiver granted by Khouri, as set forth herein, the Company has agreed to provide certain benefits to Khouri, also as set forth herein.

         NOW THEREFORE, in exchange for the good and valuable consideration provided herein, the receipt and sufficiency of which is hereby acknowledged, Khouri and Company hereby agree as follows:

         (1)      CONCLUSION OF EMPLOYMENT

         (a) Khouri's active employment with the Company will end on June 30, 2002 (hereinafter the "Separation Date").

         (b) Beginning on the Separation Date, Khouri agrees not to disparage the Company in any manner and not to disclose any confidential information, trade secrets, proprietary information or other business information, which is not disseminated publicly which Khouri learned while employed by the Company. Khouri further agrees for a period of one (1) year following the Retirement Date not to solicit any employees of the Company to cease their employment with the Company, nor to offer a job to or hire any employee from the Company, nor to solicit or help anyone to solicit any customers, vendors, or suppliers of the Company to cease dealing with the Company.


      Release and Waiver of Employment and Termination of Employment Claims
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         (2)      PAYMENTS TO KHOURI

         (a) In exchange for the release of claims by Khouri set forth herein, the Company agrees to pay or provide to Khouri the following (collectively the "Separation Benefits"):

                  (i) Michael Khouri ("Khouri") shall continue to receive an amount equal to his current base salary ("Base Salary") from the Separation Date, through December 31, 2002. Base Salary shall be paid bi-monthly, pursuant to the Company's customary payroll schedule, and shall be less all taxes that Company is required to deduct, and any other payroll deductions authorized by Khouri. Khouri shall be eligible to continue contributions to the 401(k) and receive the Company match through December 31, 2002. As of the Separation Date, Khouri will no longer accumulate Credited Service in the ACL Pension Plan. In addition, as of the Separation Date, Khouri becomes an Inactive Member of the Supplemental 401(k) Plan.

                  (ii) During the period beginning on January 1, 2003 and ending on October 31, 2004, Khouri shall receive the sum of $4,173.22 per month, which shall be paid monthly, on the fifteenth day of each month, and shall be less all taxes that the Company is required to deduct. In exchange for such payment, Khouri shall be available to consult to the Company, at the Company's request, for not more than ten (10) hours per week.

                  (iii) During the period (the "Bridge Period") beginning on the Separation Date and ending on October 31, 2004 (the "Retirement Date"), Khouri shall be entitled to take part in the standard employee medical benefit plan (the "Employee Medical Benefit Plan"), which the Company maintains for the benefit of its employees and in which Khouri is currently enrolled, subject to
                           (i) payment of the standard cost of medical insurance which the Company charges to all employees, as the same may be adjusted from time to time; (ii) subject to such changes to such Employee Medical Benefit Plans as the Company may make from time to time pursuant to the terms of such Employee Medical Benefit Plan. To the extent that, during the Bridge Period, Khouri becomes eligible to receive medical benefits from any medical benefit plan (a "Primary Coverage Plan") maintained by any other person, then the benefits offered by the Employee Medical Benefit Plan shall become secondary to the benefits offered under the Primary Coverage Plan.

      Release and Waiver of Employment and Termination of Employment Claims
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                  (iv)     As of the Separation Date, Khouri has three (3) weeks
                           of unused paid vacation time, earned in 2001 and five
                           (5) weeks of unused paid vacation time, earned in 2002. All eight (8) weeks of vacation time shall be paid to Khouri in a lump sum on January 15, 2003, less all applicable taxes.

                  (v) As of the Separation Date, Khouri has in the Salary Continuation Plan (the "SCP") maintained by the Company the amount of $295,457 (the "SCP Amount"). Khouri shall be eligible to receive the SCP Amount at any time after the Separation Date, by giving the Company not less than thirty- (30) days advance written notice, together with reasonable payment instructions. Khouri acknowledges that with payment of the SCP, he no longer maintains any life insurance benefit with the Company, including the Special Life Insurance.

                  (vi) At Khouri's request, the Company shall provide, at its cost, executive level outplacement services for a period of three (3) months following such request; provided further that Khouri may request to have such services for any additional three (3) months, which the Company may grant in its discretion.

                  (vii) On January 1, 2003, or shortly thereafter, the Company will notify CSX Corporation of the change in status of Khouri for purposes of Khouri's participation in the CSX Deferred Compensation Plan.

                  (viii) Notwithstanding the restrictions set forth in the shares of restricted common stock of Danielson Holding Company (the "DHC Shares") granted to Khouri on or about May 29, 2002, Khouri's rights to one-third of the DHC Shares shall vest on May 29, 2003. The remaining shares shall not vest.

                  (ix) At Khouri's request, the Company shall provide, at its cost, tax preparation service for Khouri's 2001 and 2002 tax year individual tax returns utilizing the tax provider servicing the Company's Senior Vice Presidents.

                  (x) As additional consideration, specifically for the release of age discrimination claims potentially arising under the Age Discrimination in Employment Act, Company will pay Khouri an amount equal to two weeks of his current base salary (this amount is referred to herein as "Additional Consideration"). The Additional Consideration is in addition to any Separation Benefits payable to Khouri pursuant to the terms of this Release and any other benefits being provided under the terms of this Release. Khouri further understands and acknowledges that the Additional


      Release and Waiver of Employment and Termination of Employment Claims
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                           Consideration given by the Company in exchange for
                           the release of age discrimination claims potentially arising under the Age Discrimination in Employment Act, is more than the Company is required to pay under its normal policies and procedures.

                  (xi) On the Retirement Date, Khouri shall be eligible to retire from active service with the Company, and shall be entitled to receive, commencing on the Retirement Date, all benefits accruing to a retiree of the Company, including, but not limited to, (i) participation in the retiree medical benefit plan maintained by the Company for the benefit of its retired employees, for as long as the Company maintains such a plan, and as the same may be amended or modified from time to time pursuant to the terms of such plan; and (ii) pension plans and funds maintained by the Company.

                  (xii) Any employee paid federal, state, Medicare and social security taxes due and payable as a result of the receipt of any Separation Benefits due hereunder shall be the sole responsibility of Khouri; provided further that the Company shall withhold any such taxes to the extent required by law. Any employer designated social security taxes shall be the responsibility of the Company.

         (3)      COMPLETE RELEASE

         (a) In consideration of the payments and benefits received hereunder, Khouri agrees forever to release, discharge, and covenant not to sue the Company, its past, present, or future parent companies (direct or indirect), subsidiaries, and/or other affiliates, and any and all of their past and present directors, officers, shareholders, interest holders, employees, attorneys, and other agents and representatives, and any employee benefit plans in which Khouri is or has been a participant by virtue of employment with the Company, and the trustees, administrators, fiduciaries and insurers of such benefit plans from any and all claims, debts, demands, accounts, judgments, rights, causes of action, claims for equitable relief, damages, costs, charges, complaints, obligations, promises, agreements, controversies, suits, expenses, compensation, responsibility and liability of every kind and character (including attorneys' fees and costs), whether in law or equity, known or unknown, asserted or unasserted, suspected or unsuspected, which Khouri may currently have against such entities, including without limitation any and all claims arising out of Khouri's employment with the Company or the termination thereof, the design or administration of any employee benefit program, claims to severance or similar benefits under any program, policy, or procedure of the Company other than the payments recited in the Plan, and any and all other claims arising under federal, state, or local laws relating to employment, including without limitation claims of wrongful discharge, breach of express or implied contract, fraud, misrepresentation, defamation, or liability in tort, claims of any kind that may be brought in any court or administrative agency, and claims arising under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with


      Release and Waiver of Employment and Termination of Employment Claims
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Disabilities Act, the Fair Labor Standards Act, the Employee Retirement Income
Security Act, the Family and Medical Leave Act, the National Labor Relations Act, the Railway Labor Act, and similar state or local statutes, ordinances, and regulations, provided, however, notwithstanding the above, that this Release shall not be construed to extend to any claim for retirement benefits under any pension, retirement, or retirement savings plan in which Khouri is a participant by virtue of his employment with the Company, or to benefit claims under any employee welfare benefit plan based on events occurring after Khouri's execution of this Release.

         (b) This release and waiver by Khouri is on behalf of Khouri and his spouse and child or children (if any), heirs, beneficiaries, devisees, executors, administrators, attorneys, personal representatives, successors and assigns.

         (4) RELEASE OF AGE DISCRIMINATION CLAIMS; ENCOURAGEMENT TO CONSULT WITH ATTORNEY; PERIODS FOR REVIEW AND RECONSIDERATION.

         (a) Release of Age Discrimination Claims. Khouri understands and agrees that this document includes a release of claims arising under the Age Discrimination in Employment Act and that Khouri does not waive rights or claims that may arise after the date the waiver is executed. Khouri understands and acknowledges that he has been given a period of twenty-one (21') days to review and consider this Release. Khouri further understands and acknowledges that he may use as much or all of this 21-day period as Khouri wishes before signing, and that Khouri has done so.

         (i) Khouri again understands and acknowledges that he is receiving Additional Consideration from the Company in exchange for the release of age discrimination claims potentially arising under the Age Discrimination in Employment Act. Khouri further understands and acknowledges that the Additional Consideration given to him by the Company in exchange for the release of age discrimination claims potentially arising under the Age Discrimination in Employment Act is more than the Company is required to pay under its normal policies and procedures.

         (b) Encouragement to Consult with Attorney. Khouri understands and acknowledges that he is hereby advised to consult with an attorney prior to executing the Release. By signing below, Khouri warrants that he has had the opportunity to consult with an attorney prior to any execution of this Release, and to be fully and fairly advised by that legal counsel as to the terms of the Release.

         (c) Periods for Review and Reconsideration. Khouri understands that he has seven (7) days after signing this Release to revoke it by notice in writing delivered to AMERICAN COMMERCIAL LINES LLC; ATTN: Paul S. Besson - Revocation of Severance Release; 1701 Market Street, Jeffersonville, Indiana 47131-0610. This Release shall be binding, effective, and enforceable upon the expiration of this seven-day revocation period without such revocation being received, but not before such time. Khouri understands and agrees that benefit payments contingent upon the execution of


      Release and Waiver of Employment and Termination of Employment Claims
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this Release will not be made prior to the expiration of this seven-day revocation period. Payment of benefits conditioned on the execution of this Release will be made within fourteen (14) days of the expiration of the seven-day revocation period.

         (5)      NO FUTURE LAWSUITS

         By signing this Release, Khouri promises never to file or pursue a claim, lawsuit or any other complaint or charge asserting any of the claims, lawsuits, complaints or charges that are released in this Release.

         (6)      NON-ADMISSION OF LIABILITY.

         Khouri understands and agrees that the Company's willingness to make payments and pay benefits to him under the Release is not an admission of liability, or obligation to provide such consideration in the absence of Khouri signing this Release.

          (7)     NON-RELEASE OF FUTURE CLAIMS

         This Release does not waive or release any rights or claims that Khouri may have under the Age Discrimination in Employment Act which may arise after the later of the date Khouri signs this Release, or the Termination Date.

         (8) REPAYMENT OF BENEFITS BASED ON SUBSEQUENT ASSERTION OF CLAIM; INDEMNIFICATION FOR COSTS INCURRED BY COMPANY; NO LIMITATION ON COVENANT NOT TO SUE

         (a) Repayment of Benefits Based on Subsequent Assertion of Claim. Khouri understands and agrees that he may not pursue any claim, lawsuit, or other charge or complaint released by the literal terms of this Release, or otherwise seek to establish the invalidity of the release of claims, set forth in this Release, in whole or in part. Khouri further understands and agrees that if Khouri should breach this covenant not to sue, and if a Court should, for any reason, find Khouri's release of claims, as set forth in this Release, void, voidable, imperfect, or incomplete in any respect, Khouri will then be bound to repay to the Company all Separation Pay and the value of any other benefits received pursuant to the terms of this Release. Statutes of limitations will run on all claims without regard to Khouri's execution of this Release. In addition, if Khouri breaches his covenant not to sue, as set forth in this Agreement, Khouri shall forfeit all right to future benefits, if any.

         (b) Indemnification for Costs Incurred by Company. Khouri acknowledges and agrees that if he breaks the covenant not to sue or promise not to assert claims against the Company in the future, by filing a claim, lawsuit or other complaint against the Company or any other entity released under the terms of this Release, that Khouri will pay costs and reasonable attorneys' fees incurred by the Company or such other entity in defending such claim, lawsuit, or other complaint.


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         (c) No Limitation on Covenant Not to Sue. Nothing in this Section shall be construed to limit Khouri's covenant not to sue or promise not to assert claims, as set forth above.

         (9)      ACKNOWLEDGEMENT OF SOLE BENEFIT

         Khouri understands and acknowledges that by accepting Separation Benefits pursuant to this Release, he waives any rights he might otherwise have had to receive any severance or other termination pay under the ACL Subsidiaries Termination of Employment Plan or any other Company sponsored severance policy or plan. Although the Company has both plans in effect simultaneously, it is not the intention of the Company that any individual will be entitled to a dual benefit with respect to a single event of termination.

         (10)     GOVERNING LAW

         This Release shall be governed and construed in all respects in accordance with the laws of the State of Indiana without regard to the conflict of laws provisions contained therein.

         (11)     SEVERABILITY AND CONSEQUENCES OF INVALID TERMS

         Except as otherwise specified herein, if any portion of this Release is found void or unenforceable for any reason by any Court, the Court should enforce all portions of this Release to the maximum extent which would have been enforceable in the original Release. If such portion cannot be modified to be enforceable, the unenforceable portion will be severed from the remaining portions of this Release, which shall otherwise remain in full force and effect

         (12)     ENTIRE AGREEMENT

         This Release contains the entire agreement between Company and Khouri pertaining to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and understandings in connection therewith. The Company has made no promises to Khouri other than those set forth in this Release. Notwithstanding that the Company may, through and by its duly authorized officer, sign this Release to formally acknowledge its promises and commitments as set forth herein, it is not necessary that the Company sign this Release for it to become binding upon the Company and Khouri. It shall, none the less, be binding on the Company when it becomes irrevocable pursuant to the terms of this Agreement.


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         PLEASE READ THIS AGREEMENT CAREFULLY. IT CONTAINS A RELEASE OF KNOWN
AND UNKNOWN CLAIMS.

         BY SIGNING BELOW, I ACKNOWLEDGE THAT I HAVE READ THIS RELEASE; THAT I UNDERSTAND IT; AND THAT I AM ENTERING INTO IT VOLUNTARILY.



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         IN WITNESS WHEREOF, and intending to be legally bound hereby, Khouri has executed this Release after a due reading of the whole.

                                        Michael Khouri

                                        _____________________________________

                                        Dated: ______________________________


WITNESS:

______________________________


Checks and subsequent correspondence should be sent to:

Michael A. Khouri
11312 Bodley Drive
Louisville, KY 40223

Please note that checks and subsequent correspondence may be sent via certified mail, return receipt requested. Notice of change of address should be sent to:

Payroll Department,
American Commercial Lines LLC
1701 E. Market Street
Jeffersonville, Indiana 47130

with a copy to:

Paul S. Besson
American commercial Lines LLC
1701 E. Market Street
Jeffersonville, Indiana 47130.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the Company has caused this Release to be executed by its duly authorized officer.

American Commercial Barge Line LLC

By: __________________________
       Paul S. Besson


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